Exhibit 99.1

Synacor Reports Second Quarter 2020 Financial Results
Company Announces $10 million Cost-Reduction Plan

BUFFALO, N.Y., August 11, 2020 – Synacor, Inc. (Nasdaq: SYNC), a leading provider of cloud-based Collaboration and Identity Management software and services serving global enterprises, video, internet and communications providers, and governments, today announced its financial results for the second quarter ended June 30, 2020.

Second Quarter Highlights

•Second quarter revenue of $18.2 million
•Second quarter GAAP net loss of $3.2 million and Adjusted EBITDA of $0.5 million
•Software & Services segment revenue of $10.9 million, up 3%, and adjusted EBITDA margins expand to 34% from 26% in the prior year
•Delivered double digit growth rates in Cloud ID and Zimbra Enterprise SaaS, expected to sustain, offset by COVID-19 impact on Advertising and consumer Email
•Company’s cost reduction plan expected to yield $10 million of annual savings

“Our Software business grew 3% this quarter, driven by double digit growth rates in Cloud ID and Zimbra Enterprise SaaS tempered by lower revenue from maintenance and consumer Email as certain customers proactively reduced costs during the COVID-19 pandemic,” said Himesh Bhise, Synacor’s Chief Executive Officer. “We renewed all Service Provider customer contracts that were up for renewal, added four new Cloud ID customers, booked 197 new and growth Zimbra customers, and expanded our sales pipeline.”

“In addition, we remain focused on driving profitability, and are executing on a cost-reduction plan that is expected to deliver $10 million in annual savings without impacting our customer commitments and growth initiatives,” Bhise added. “These actions will significantly improve our EBITDA margins even at COVID-19-impacted levels of revenue, and position us to generate positive operating cash flow starting in Q4.”

Recent Highlights

•197 new and expansion customers for Zimbra email and collaboration platform delivered through worldwide channel partners
•Signed three content streaming networks and one service provider customer to Cloud ID.
•Active advertising publishers were 129 in Q2, up 34% from the prior year quarter
•Renewed all Service Provider contracts that were up for renewal in North America - seven Cloud ID contracts, six Zimbra contracts, and five Portal contracts
•Unallocated corporate G&A declined 23% compared to the year ago quarter as a result of our cost reduction actions
Financial Results:

Revenue

Revenue was $18.2 million, compared to reported revenue of $31.8 million, or $22.2 million when excluding the ATT.net portal business, in the second quarter of 2019. The decline was primarily driven by the COVID-19 impact on our advertising business consistent with the industry-wide decline in media spend.

Revenue in our Software & Services segment totaled $10.9 million, compared with $10.6 million in the second quarter of 2019. Revenue in our Portal & Advertising segment totaled $7.3 million, compared with reported revenue of $21.3 million, or $11.6 million net of the ATT.net portal business, in the prior year.
Net Loss

Net loss was $3.2 million, or $0.08 per share, compared with a net loss of $2.5 million, or $0.06 per share, in the prior year. The current year quarter includes $0.4 million of expenses for legal and professional fees related to our since-terminated merger with Qumu.
Adjusted EBITDA
Adjusted EBITDA was $0.5 million, or 2.5% of revenue, compared with $1.6 million, or 5.1% of revenue, in the second quarter of 2019. Adjusted EBITDA excludes stock-based compensation, other income and expense, asset impairments, restructuring costs, and certain legal and professional fees. The decline was primarily driven by the COVID-19 impact on advertising revenue and margins.
Cash

The Company ended the quarter with $6.0 million in cash and cash equivalents, compared with $8.9 million at the end of the first quarter. The Company continues to have no borrowings on its credit facility and had approximately $5.6 million of availability as of quarter-end. With the cost reduction plan announced today and other actions that the Company has already taken, management believes that beginning with the fourth quarter, Synacor will be cash flow positive on an on-going basis.

Guidance

Due to the continued uncertainty surrounding the duration and pace of recovery from the COVID-19 pandemic, management has decided to continue the suspension of quarterly guidance updates until visibility improves.
Conference Call Details
Synacor will host a conference call today at 5 p.m. ET to discuss its second quarter 2020 financial results. The live webcast of the Company’s earnings conference call can be accessed at https://www.synacor.com/investor-relations/events-and-presentations. To participate, please dial 1-833-235-2655 (toll free) or 1-647-689-4151 (international) and reference conference ID 3077578.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 8 p.m. ET on August 11, 2020 until 11:59 p.m. ET on August 18, 2020 by dialing 1-800-585-8367 or 1-416-621-4642 and using the pin number 3077578.
About Synacor
Synacor (Nasdaq: SYNC) is a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management.
www.synacor.com
Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, the statements and quotations from management, statements regarding the impact of the Company’s cost reduction plan on its future financial results, statements regarding the ability to achieve positive operating cash flow in future periods, and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include – but are not limited to – risks associated with: the impact of the COVID-19 pandemic on our business, execution of our plans and strategies; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of August 11, 2020, and Synacor undertakes no duty to update this information.

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$5,978	$10,966
Accounts receivable, net	13,493	20,532
Prepaid expenses and other current assets	3,977	2,989
Total current assets	23,448	34,487
Property and equipment, net	12,670	14,948
Operating lease right-of-use assets	4,187	4,765
Goodwill	15,940	15,948
Intangible assets	7,340	8,411
Other assets	933	1,319
Total Assets	$64,518	$79,878

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,472	$12,583
Accrued expenses and other current liabilities	3,413	5,878
Current portion of deferred revenue	5,349	6,509
Current portion of long-term debt and finance leases	1,027	2,529
Current portion of operating lease liabilities	2,179	2,165
Total current liabilities	22,440	29,664
Long-term portion debt and finance leases	815	729
Deferred revenue	1,907	2,846
Long-term portion of operating lease liabilities	2,151	2,366
Deferred income taxes	334	275
Other long-term liabilities	348	334
Total Liabilities	27,995	36,214
Stockholders' Equity:
Common stock	404	401
Treasury stock	(1,971)	(1,931)
Additional paid-in capital	147,233	146,460
Accumulated deficit	(108,454)	(100,747)
Accumulated other comprehensive loss	(689)	(519)
Total stockholders’ equity	36,523	43,664
Total Liabilities and Stockholders' Equity	$64,518	$79,878

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$18,176	$31,849	$38,759	$63,673
Costs and operating expenses:
Cost of revenue (1)	9,036	17,152	19,765	33,658
Technology and development (1)(2)	2,943	4,577	6,051	9,123
Sales and marketing (2)	3,803	5,550	8,171	11,541
General and administrative (1)(2)	3,274	3,955	7,740	8,420
Depreciation and amortization	2,225	2,567	4,439	5,002
Total costs and operating expenses	21,281	33,801	46,166	67,744
Loss from operations	(3,105)	(1,952)	(7,407)	(4,071)
Other income (expense), net	175	(207)	342	9
Interest expense	(50)	(55)	(109)	(119)
Loss before income taxes	(2,980)	(2,214)	(7,174)	(4,181)
Provision for income taxes	202	273	533	550
Net loss	$(3,182)	$(2,487)	$(7,707)	$(4,731)
Net loss per share:
Basic	$(0.08)	$(0.06)	$(0.19)	$(0.12)
Diluted	$(0.08)	$(0.06)	$(0.19)	$(0.12)
Weighted average shares used to compute net loss per share:
Basic	39,978,861	39,056,381	39,828,300	39,047,561
Diluted	39,978,861	39,056,381	39,828,300	39,047,561
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Technology and development	$56	$92	$113	$195
Sales and marketing	103	111	204	226
General and administrative	224	121	443	234
	$383	$324	$760	$655

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA:
Net loss	$(3,182)	$(2,487)	$(7,707)	$(4,731)
Provision for income taxes	202	273	533	550
Interest expense	50	55	109	119
Other (income) expense, net	(175)	207	(342)	(9)
Depreciation and amortization	2,765	2,986	5,497	5,473
Asset impairment	—	—	—	226
Stock-based compensation expense	383	324	760	655
Restructuring costs	60	—	120	—
Certain legal and professional services fees*	352	257	1,798	1,036
Adjusted EBITDA	$455	$1,615	$768	$3,319

*	"Certain legal and professional services fees" includes legal fees and other related expenses outside the ordinary course of business, as well as fees and expenses related to merger and acquisition activities.

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(7,707)	$(4,731)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	5,512	5,473
Asset impairment	—	226
Stock-based compensation expense	760	655
Provision for deferred income taxes	59	40
Change in allowance for doubtful accounts	20	34
Changes in operating assets and liabilities:
Accounts receivable, net	7,019	3,639
Prepaid expenses and other assets	(618)	(23)
Operating lease right-of-use assets and liabilities, net	(102)	36
Accounts payable, accrued expenses and other liabilities	(4,170)	(4,030)
Deferred revenue	(1,619)	193
Net cash (used in) provided by operating activities	(846)	1,512
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,972)	(2,444)
Net cash used in investing activities	(1,972)	(2,444)
Cash Flows from Financing Activities:
Repayments on long-term debt and finance leases	(1,968)	(1,585)
Proceeds from exercise of common stock options	—	40
Purchase of treasury stock and shares received to satisfy minimum tax withholdings	(40)	(6)
Net cash used in financing activities	(2,008)	(1,551)
Effect of exchange rate changes on cash and cash equivalents	(162)	(21)
Net decrease in Cash and Cash equivalents	(4,988)	(2,504)
Cash and cash equivalents, beginning of period	10,966	15,921
Cash and cash equivalents, end of period	$5,978	$13,417

Synacor, Inc.
Segment Results
(In thousands except percentages)
(Unaudited)
The Company operates its business in two reportable segments which are determined on the basis of the products and services provided to customers, identified as follows:
(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).
(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.
The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Segment Revenue:
Software & Services	$10,915	$10,588	3.1%	$21,977	$21,746	1.1%
Portal & Advertising	7,261	21,261	(65.8)%	16,782	41,927	(60.0)%
Total	$18,176	$31,849	(42.9)%	$38,759	$63,673	(39.1)%

Segment Adjusted EBITDA:
Software & Services	$3,718	$2,794	33.1%	$7,246	$5,588	29.7%
Portal & Advertising	(403)	2,534	(115.9)%	(644)	5,155	(112.5)%
Unallocated Corporate Expense	(2,860)	(3,713)	23.0%	(5,834)	(7,424)	21.4%
Total	$455	$1,615	(71.8)%	$768	$3,319	(76.9)%

Segment Adjusted EBITDA margin*
Software & Services	34.1%	26.4%	770 bps	33.0%	25.7%	730 bps
Portal & Advertising	(5.6)%	11.9%	-1750 bps	(3.8)%	12.3%	-1610 bps
Total	2.5%	5.1%	-260 bps	2.0%	5.2%	-320 bps

* Adjusted EBITDA as a percent of revenue
The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:
(i) Recurring = revenue recognized over time
(ii) Non-recurring = revenue recognized at a point in time

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Software & Services Revenue:
Recurring	$8,063	$8,388	(3.9)%	$16,393	$16,903	(3.0)%
Non-recurring	2,852	2,200	29.6%	5,584	4,483	24.6%
Discontinued Products **	—	—	—%	—	360	(100.0)%
Total	$10,915	$10,588	3.1%	$21,977	$21,746	1.1%

Portal & Advertising Revenue:
Recurring	$881	$1,202	(26.7)%	$2,105	$2,708	(22.3)%
Non-recurring	6,380	20,059	(68.2)%	14,677	39,219	(62.6)%
Total	$7,261	$21,261	(65.8)%	$16,782	$41,927	(60.0)%

Total Revenue:
Recurring	$8,944	$9,590	(6.7)%	$18,498	$19,611	(5.7)%
Non-recurring	9,232	22,259	(58.5)%	20,261	43,702	(53.6)%
Discontinued Products **	—	—	—%	—	360	—%
Total	$18,176	$31,849	(42.9)%	$38,759	$63,673	(39.1)%

** VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Three months ended June 30, 2020
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$18,176				$18,176
Costs and operating expenses:
Cost of revenue (1)	9,036				9,036
Technology and development (1)(2)	2,943				2,943
Sales and marketing (2)	3,803				3,803
General and administrative (1)(2)	3,274		(60)	(352)	2,862
Depreciation and amortization	2,225				2,225
Total costs and operating expenses	21,281	—	(60)	(352)	20,869
Loss from operations	(3,105)	—	60	352	(2,693)
Other income, net	175				175
Interest expense	(50)				(50)
Loss before income taxes	(2,980)	—	60	352	(2,568)
Provision for income taxes (3)	202				202
Net loss	$(3,182)	$—	$60	$352	$(2,770)
Diluted EPS	$(0.08)	$—	$—	$0.01	$(0.07)

	Three months ended June 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$31,849				$31,849
Costs and operating expenses:
Cost of revenue (1)	17,152				17,152
Technology and development (1)(2)	4,577				4,577
Sales and marketing (2)	5,550				5,550
General and administrative (1)(2)	3,955			(257)	3,698
Depreciation and amortization	2,567				2,567
Total costs and operating expenses	33,801	—	—	(257)	33,544
Loss from operations	(1,952)	—	—	257	(1,695)
Other expense, net	(207)				(207)
Interest expense	(55)				(55)
Loss before income taxes	(2,214)	—	—	257	(1,957)
Provision for income taxes (3)	273				273
Net loss	$(2,487)	$—	$—	$257	$(2,230)
Diluted EPS	$(0.06)	$—	$—	$0.01	$(0.05)

Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Six months ended June 30, 2020
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$38,759				$38,759
Costs and operating expenses:
Cost of revenue (1)	19,765				19,765
Technology and development (1)(2)	6,051				6,051
Sales and marketing (2)	8,171				8,171
General and administrative (1)(2)	7,740		(120)	(1,798)	5,822
Depreciation and amortization	4,439				4,439
Total costs and operating expenses	46,166	—	(120)	(1,798)	44,248
Loss from operations	(7,407)	—	120	1,798	(5,489)
Other income, net	342				342
Interest Expense	(109)				(109)
Loss before income taxes	(7,174)	—	120	1,798	(5,256)
Provision for income taxes (3)	533				533
Net loss	$(7,707)	$—	$120	$1,798	$(5,789)
Diluted EPS	$(0.19)	$—	$—	$0.05	$(0.15)

	Six months ended June 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$63,673				$63,673
Costs and operating expenses:
Cost of revenue (1)	33,658				33,658
Technology and development (1)(2)	9,123				9,123
Sales and marketing (2)	11,541				11,541
General and administrative (1)(2)	8,420	(226)		(1,036)	7,158
Depreciation and amortization	5,002				5,002
Total costs and operating expenses	67,744	(226)	—	(1,036)	66,482
Loss from operations	(4,071)	226	—	1,036	(2,809)
Other income, net	9				9
Interest Expense	(119)				(119)
Loss before income taxes	(4,181)	226	—	1,036	(2,919)
Provision for income taxes (3)	550				550
Net loss	$(4,731)	$226	$—	$1,036	$(3,469)
Diluted EPS	$(0.12)	$0.01	$—	$0.03	$(0.09)

Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Contact:
FNK IR
Rob Fink
+1.646.809.4048
rob@fnkir.com

Meredith Roth VP, Marketing & Corporate Communications
Synacor
+1.770.846.1911
mroth@synacor.com